Profire Energy Reports Financial Results for Full Fiscal Year and Fourth Quarter 2019
Company Reports Full-Year Revenue of $39 million and Continued Profitability

LINDON, Utah March 11, 2020 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") which creates, installs and services burner management solutions in the oil and gas industry, today reported financial results for its full fiscal year ending December 31, 2019. A conference call will be held on Thursday, March 12, 2020 at 1:00 p.m. ET to discuss the results.

Full year Fiscal 2019 Summary

•	Recognized revenue of $39.0 million
•Realized gross profit of $19.5 million or 50.1% of total revenues
•Net income of $2.0 million or $0.04 per diluted share,
•Repurchased 1,636,878 shares of Profire stock for $2.7 million
•Cash and liquid investments of $18.6 million and remained debt-free

Fourth Quarter Summary

•	Recognized revenue of $8.1 million
•Realized gross profit of $3.4 million or 42% of total revenues
•Net loss of $1.55 million or ($0.03) per share,
•Repurchased shares 269,491 shares of Profire stock for $494,000

"I am pleased with the accomplishments we are making internally as a company and with the strength of our financial position given the current market conditions. The 2019 achievements include the completion and integration of a pair of acquisitions, receiving functional safety certification for our new PF2200 burner management system, and initiating commercial sales of this new product line," said Brenton Hatch, Chairman and CEO of Profire Energy.

Full Year 2019 Financial Results

Total revenues for the period equaled $39.0 million, a 14.5% decrease over the prior year. This decrease was primarily driven by negative macro industry trends including a 13% drop in the average oil price and onshore rig count during the same period.

Gross profit was $19.5 million which was down from $22.9 million last year. Gross margin was 50.1% of total revenues, compared to 50.2% of revenues in the prior year. The typical fluctuations of gross profit margin are driven by changes in product mix and changes in inventory and warranty reserves.

Total operating expenses were $16.4 million, a 10% increase from the previous year. This increase is primarily due to an increase in employee costs mostly driven by M&A activity, certifications and development costs for the PF2200 product line, and an impairment charge for our chemical management patent.

Compared with the same quarter last year, operating expenses for G&A increased 3%, R&D increased 38% and depreciation and amortization increased 95%. The increase in R&D was from ongoing investments in product development while the increase in depreciation and amortization was due to M&A activity and patent impairment.

Net income was $2.0 million or $0.04 per diluted share, compared to a net income of $6.1 million or $0.12 per diluted share last year. Net income was impacted by two one-off items which included the additional CMS product and patent write downs and a derecognition of tax loss carry-forwards in Canada. Without these items, net income and earnings per share would have been significantly higher.

Cash and liquid investments totaled $18.6 million at December 31, 2019 compared to $22.6 million at the end of 2018, and the Company continues to operate debt-free. This decrease is primarily related to $4.4 million spent on the two acquisitions and $4.7 million spent on a new facility in Canada. Additionally, the Company continued the stock repurchase program with a repurchase of 1,636,878 shares, or $2.7 million of Profire stock during the full year.

Management Commentary

"We continue to realize cross-selling opportunities from Millstream products and through Midflow services, and are adjusting our sales efforts in those areas that present the greatest potential, including expanding our geographic reach," stated Mr. Hatch. "We believe we are well-positioned financially to manage current market conditions, and will maintain our level of prudence regarding strategic investment opportunities."

"Despite the industry headwinds we faced in 2019, we were able to fund a large portion of our strategic investments through cash flows from operations," explained Ryan Oviatt, CFO of Profire Energy. "We remain debt-free and hold significant cash reserves. Our strong balance sheet position continues to provide us flexibility in times of volatility and uncertainty."

Conference Call

Profire Energy Executives will host the call, followed by a question and answer period.
Date: Thursday, March 12, 2020
Time: 1:00 p.m. ET (11:00 a.m. MT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725
The conference call will be webcast live and available for replay via this link:
http://public.viavid.com/index.php?id=138279. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 4:00 p.m. ET on the same day through March 26, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13699646

About Profire Energy, Inc.

Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management products are continuing to be a key part of their solutions. Profire Energy has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s, the Company’s plans to make internal investments, and the availability of Company resources to make beneficial investments in 2020 and beyond. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
	As of
ASSETS	December 31, 2019	December 31, 2018
CURRENT ASSETS
Cash and cash equivalents	$7,358,856	$10,101,932
Short-term investments (note 2)	1,222,053	961,256
Short-term investments - other (note 2)	2,600,000	3,596,484
Accounts receivable, net	5,597,701	6,885,296
Inventories, net (note 3)	9,571,807	9,659,571
Prepaid expenses and other current assets	1,672,422	473,726
Income tax receivable	77,385	173,124
Total Current Assets	28,100,224	31,851,389

LONG-TERM ASSETS
Net deferred tax asset	-	85,092
Long-term investments (note 2)	7,399,963	7,978,380
Financing right-of-use asset	107,991	-
Property and equipment, net (note 4)	12,071,019	8,020,462
Intangible assets, net (note 5)	1,989,782	429,956
Goodwill (note 5)	2,579,381	997,701
Total Long-Term Assets	24,148,136	17,511,591
TOTAL ASSETS	$52,248,360	$49,362,980

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,633,520	$1,177,985
Accrued liabilities	2,089,391	1,756,945
Current financing lease liability (note 7)	59,376	-
Income taxes payable	403,092	1,172,191
Total Current Liabilities	5,185,379	4,107,121
LONG-TERM LIABILITIES
Net deferred income tax liability	439,275	-
Long-term financing lease liability (note 7)	52,120	-
TOTAL LIABILITIES	5,676,774	4,107,121

STOCKHOLDERS' EQUITY (note 8)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	-	-
Common stock: $0.001 par value, 100,000,000 shares authorized: 50,824,355 issued and 47,411,977 outstanding at December 31, 2019, and 49,707,805 issued and 47,932,305 outstanding at December 31, 2018	50,824	49,708
Treasury stock, at cost	(5,353,019)	(2,609,485)
Additional paid-in capital	29,584,172	28,027,742
Accumulated other comprehensive loss	(2,415,460)	(2,895,683)
Retained earnings	24,705,069	22,683,577
TOTAL STOCKHOLDERS' EQUITY	46,571,586	45,255,859
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$52,248,360	$49,362,980

These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income
	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018
REVENUES (note 10)
Sales of goods, net	$36,208,153	$42,870,050
Sales of services, net	2,773,160	2,744,485
Total Revenues	38,981,313	45,614,535

COST OF SALES
Cost of goods sold-product	17,587,664	20,789,229
Cost of goods sold-services	1,865,290	1,924,126
Total Cost of Goods Sold	19,452,954	22,713,355

GROSS PROFIT	19,528,359	22,901,180

OPERATING EXPENSES
General and administrative expenses	13,454,195	13,029,228
Research and development	1,933,112	1,397,440
Depreciation and amortization expense	976,652	500,554
Total Operating Expenses	16,363,959	14,927,222

INCOME FROM OPERATIONS	3,164,400	7,973,958

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	114,641	129,989
Other income (expense)	5,044	(7,414)
Interest income	283,476	501,429
Total Other Income	403,161	624,004

INCOME BEFORE INCOME TAXES	3,567,561	8,597,962

INCOME TAX EXPENSE (note 12)	1,546,069	2,517,200

NET INCOME	$2,021,492	$6,080,762

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$335,695	$(660,190)
Unrealized gains (losses) on investments	144,528	(35,031)
Total Other Comprehensive Income (Loss)	480,223	(695,221)

COMPREHENSIVE INCOME	$2,501,715	$5,385,541

BASIC EARNINGS PER SHARE (note 13)	$0.04	$0.13
FULLY DILUTED EARNINGS PER SHARE (note 13)	$0.04	$0.12
BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,490,937	48,471,011
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,133,749	49,222,353

These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018
OPERATING ACTIVITIES
Net income	$2,021,492	$6,080,762
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,467,007	896,681
Gain on sale of fixed assets	(114,641)	(117,693)
Bad debt expense	315,256	186,882
Stock awards issued for services	390,826	1,059,000
Changes in operating assets and liabilities:
Accounts receivable	1,965,207	911,981
Income taxes receivable/payable	(665,649)	71,397
Inventories	1,630,632	(3,417,671)
Prepaid expenses	(1,184,385)	(14,301)
Deferred tax asset/liability	524,367	(12,275)
Accounts payable and accrued liabilities	1,363,090	(92,207)
Net Cash Provided by Operating Activities	7,713,202	5,552,556

INVESTING ACTIVITIES
Proceeds from sale of equipment	116,785	219,063
Sale of investments	1,494,568	140,356
Purchase of fixed assets	(4,664,619)	(1,927,906)
Payments for acquisitions, net of cash acquired	(4,384,175)	-
Net Cash Used in Investing Activities	(7,437,441)	(1,568,487)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(242,497)	(737,024)
Cash received in exercise of stock options	9,356	174,002
Purchase of treasury stock	(2,743,534)	(4,670,134)
Principal paid towards lease liability	(73,628)	-
Net Cash Used in Financing Activities	(3,050,303)	(5,233,156)

Effect of exchange rate changes on cash	31,466	(94,780)

NET DECREASE IN CASH	(2,743,076)	(1,343,867)
CASH AT BEGINNING OF PERIOD	10,101,932	11,445,799

CASH AT END OF PERIOD	$7,358,856	$10,101,932

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$6,497	$-
Income taxes	$1,793,281	$2,163,826
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Issuance of common stock - Midflow acquisition	$1,020,000	$-

These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.